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[Cott Logo]                                                        EXHIBIT 10.8

                                                           207 QUEEN'S QUAY WEST
                                                                       SUITE 340
                                                        TORONTO, ONTARIO M5J 1A7



TO:                PAUL RICHARDSON

CC:

FROM:              COLIN D. WALKER

DATE:              AUGUST 23, 1999

SUBJECT:           EMPLOYMENT AGREEMENT

--------------------------------------------------------------------------------

Position:          Executive Vice President, Cott Corporate

                   Reporting to CEO Cott Corporate

Assignment:        Global Purchasing - Global Best Practices. COO. Asia & Israel
                   - Advisory Board UK - Innovation Initiatives - Wal*Mart
                   International - Project Assignment by CEO

Location:          Corporate Office (Toronto) / or Tampa US office. At Paul
                   Richardson's discretion and expense he may relocate to Tampa.

Term:              Year to Year

Compensation:      Shall not be less than that in effect on November 1, 1998.

Termination:       6 months of notice may be given at any time by either party.

Termination
Payment: Within 30 days of notice being delivered by either party. The aggregate of two times Paul Richardson's annual salary and bonus paid or payable plus the cash value of all benefits and perquisites and the average of any other remuneration during the two years prior to the termination notice.

                   NB: For calendar 1998 the 11 month fiscal year shall be grossed up to 12 months. Payment shall be made subject to Paul Richardson signing the attached release and returning all Cott owned property to Cott.

Stock Options:     Upon termination notice being delivered by either
                   party, all stock options granted to Paul Richardson shall fully vest and shall be exercisable for a period of 12 months.

Future Option
Grants: Eligibility, terms and quantity of options granted will be on the same basis as the other members of the executive council.



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PAUL RICHARDSON
EMPLOYMENT AGREEMENT (CONT'D)



Bonus: Will be expressed as a percentage of salary and will be determined on the same basis as that applicable to the other members of the corporate executive group (other than the CEO).

Any Other
Benefits:          On the same basis as other members of the corporate executive group.

Death: In the event of Paul Richardson's death, the termination payment will be treated as per Plan C.S.O. and shall be provided to his estate.

Outstanding Loan:  All mortgages and encumbrances placed on Paul
                   Richardson's property to secure the loan of Canadian $220,000 will be removed and replaced by 19,500 Cott shares, which shall become the sole security and recourse for the loan. Cott Corporation will hold the share certificates.

Confidentiality
Agreement:         Cott acknowledges that Paul Richardson has signed a
                   confidentiality agreement.

Legal Counsel
Fees: If the corporation shall fail to comply with its obligation in the agreement or call into question the legal validity of this agreement, all reasonable legal counsel fees incurred by Paul Richardson in the course of seeking to enforce this agreement shall be on the account of and payable by Cott Corporation, except to the extent that a court shall determine that Paul Richardson's action in seeking to enforce this agreement was frivolous.


                   /s/ Paul Richardson                 /s/  Colin D. Walker
                   --------------------------          -------------------------
                   Paul Richardson                     Colin D. Walker
                   Executive Vice President            Senior Vice President
                                                       Human Resources


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